UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported): February 1, 2007

                        NEPTUNE INDUSTRIES, INC.
           (Exact Name of Registrant as Specified in Its Charter)

   Florida                        000-32691                       65-0838060
(State or Other Jurisdiction (Commission File Number)         I.R.S. Employer
of Incorporation) 							Identification No.)

                          21218 St. Andrews Boulevard
                                  Suite 645
                            Boca Raton, FL 33433
                   (Address of principal executive offices)

                               (561)-482-6408)
                         (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














SECTION 5  Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	  At a Special Meeting of the Board of Directors of the Company held on
October 3, 2007, the Company increased the size of its Board of Directors from five to seven. On October 10, 2007, Mr. Eric Yager was extended an offer to join the Board to fill one of the newly created vacancies, and accepted the invitation on that date. A second invitation was extended to Mr. Frank J. Garofalo, who also accepted the invitation.

(c)	Mr. Jager is Executive Vice President of Bartlett and Company, Kansas
City, Missouri, Mr. Jager has managed investment portfolios for Bartlett and Company since 1983 in his capacity as President of Windcrest Investment Management, a Division of Bartlett & Company. Prior to 1983, Mr. Jager was the Senior Vice President, Investment Analyst and Director of Research at Eppler, Guerin & Turner in Dallas, Texas. As a member of the Executive Committee, he was involved in top management of the regional investment banking firm in Dallas as well as Director of the Company's overall investment functions.

Mr. Jager is a director of the Nygaard Corporation and Scout Mutual Funds, which include the Bond Fund, Money Market Fund, Regional Fund, Stock Fund, Tax-Free Money Market Fund and World Wide Fund. He is a graduate of Harvard University in Cambridge, Massachusetts and received his MBA degree from Southern Methodist University in Dallas, Texas.

Frank J. Garofalo is the founder and Managing Partner of Garofalo & Associates, LLC, a management consulting and financial advisory firm working on "special assignment" primarily for electronics, software and technology companies ranging from $10 million to over $10 billion in size. Prior to establishing his own firm, Mr. Garofalo was a Managing Director in Corporate Finance at PaineWebber (now UBS) focused on technology investment banking. His career in professional services spans 30 years and over that time his assignments have included dozens of business development, corporate development and corporate finance projects including establishing strategic alliances with equity positions, private placements of equity financing, mergers, acquisitions and divestitures.

Mr. Garofalo is an expert in strategic, competitive, and market analysis with an emphasis on positioning for maximum equity valuation. Mr. Garofalo earned a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology, a Master of Science degree in Electrical Engineering from the University of Michigan, and a Master of Business Administration from Harvard University.

Mr. Garofalo has served on a number of boards and currently is a Director of J.M. Lafferty Associates, Inc. in Chicago, a stock and portfolio research firm; and is a Director of Dynagraf, Inc. one of the top graphics communications companies in New England.

	There were no arrangements or understandings between Mr. Yager or Mr. Garofalo and any other persons pursuant to which either was elected as a director.

      The Company does not currently maintain separate committees of the Board; therefore, Mr. Yager and Mr. Garofalo were not appointed to any Board committees on their election.

      There are no transactions, or series of transactions, since the beginning of the Company?s current fiscal year on July 1, 2007, or any proposed transaction, to which the Company or any subsidiary was or is to be a party in which Mr. Yager or Mr. Garofalo had, or will have, a direct or indirect interest. There is no material plan, contract or arrangement (whether or not written)or any amendments to existing such plans, contracts or agreements, involving the Company to which Mr. Yager or Mr. Garofalo is a party.

SECTION  9.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.

     None Company

This report on Form 8-K may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, expenses, earnings or losses from operations or investments, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include risks that are described from time to time in our Securities and Exchange Commission, or the SEC, reports filed before this report.

We use words such as anticipates, believes, expects, future, intends and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason. We caution you that forward-looking statements of this type are subject to uncertainties and risks, many of which cannot be predicted or quantified.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Date: October 11, 2007
                            NEPTUNE INDUSTRIES, INC.


                            By /s/ Ernest Papadoyianis
                              --------------------------------
                               Ernest Papadoyianis, President